Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form F-3 of our report dated April 14, 2023, relating to the consolidated financial statements of Meihua International Medical Technologies Co., Ltd. appearing in the entity’s Annual Report on Form 20-F for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)

New York, New York

September 28, 2023